                                                                    EXHIBIT 12.1

                          SHAMAN PHARMACEUTICALS, INC.
                   STATEMENT REGARDING COMPUTATION OF RATIOS
                                 (IN THOUSANDS)

                                                                                                     Three Months
                                                       Year Ended December 31,                      Ended March 31,
                                      --------------------------------------------------------   ---------------------
                                        1997        1996        1995        1994       1993        1998        1997
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
FIXED CHARGES:
  Interest expense                        4,694         155          25          0           0         735          26
  Portion of rental expense
    representative of interest              453         583         644        804         415         102         104
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
      Fixed charges                       5,147         738         669        804         415         837         130

EARNINGS:
  Loss from continuing operations       (25,473)    (19,269)    (19,130)   (20,828)    (14,255)     (7,914)     (6,131)
  Interest                                4,694         155          25          0           0         735          26
  Portion of rental expense
    representative of interest              453         583         644        804         415         102         104
                                      ---------   ---------   ---------   --------   ---------   ---------   ---------
     Earnings                           (20,326)    (18,531)    (18,461)   (20,024)    (13,840)     (7,077)     (6,001)

     Ratio of earnings to fixed
       charges and preferred
       stock dividends(1)                 N/A         N/A         N/A        N/A         N/A         N/A         N/A
                                      =========    ========    ========   ========    ========   =========    ========

(1) For the years ended December 31, 1997, 1996, 1995, 1994 and 1993, the Company's historical earnings were insufficient to cover fixed charges by $20,326, $18,531, $18,461, $20,024 and $13,840, respectively. For the three months ended March 31, 1998 and 1997, the Company's historical earnings were insufficient to cover fixed charges by $7,077 and $6,001, respectively.